Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cottonwood Communities, Inc.:

We consent to the use of our report dated March 26, 2018, with respect to the consolidated balance sheets of Cottonwood Communities, Inc. as of December 31, 2017 and 2016, and the related notes (collectively, the “consolidated financial statements”), incorporated herein and to the reference to our firm under the heading “Experts” in the prospectus.

/S/ KPMG LLP
Denver, Colorado
June 22, 2018